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                                                                      EXHIBIT 11

                           DURAKON INDUSTRIES, INC.
                      CALCULATION OF EARNINGS PER SHARE



(In thousands, except per share amounts)
                                                                 SIX MONTHS                         THREE MONTHS
                                                                ENDED JUNE 30,                      ENDED JUNE 30,
                                                          -------------------------          -----------------------------
                                                           1997               1996           1997                    1996
                                                           ----               ----           ----                    ----
Net earnings available to common stockholders             $  647             $4,895          $  390                 $2,757
                                                          ======             ======          ======                 ======
PRIMARY

  Average number of shares oustanding                      6,264              6,520           6,236                  6,520

  Add:  Dilutive effect of stock options based
        upon treasury stock method                            45                141              18                    147
                                                          ------             ------          ------                 ------

    Total                                                  6,309              6,661           6,254                  6,667
                                                          ======             ======          ======                 ======

    Per share amount                                      $ 0.10             $ 0.74          $ 0.06                 $ 0.42
                                                          ======             ======          ======                 ======

FULLY DILUTED

  Average number of shares outstanding                     6,264              6,520           6,236                  6,520

  Add:  Dilutive effect of stock options based
        upon treasury stock method                            45                141              18                    147
                                                          ------             ------          ------                 ------

    Total                                                  6,309              6,661           6,254                  6,667
                                                          ======             ======          ======                 ======

    Per share amount                                      $ 0.10             $ 0.74          $ 0.06                 $ 0.42
                                                          ======             ======          ======                 ======

Note: This calculation is required by Regulation S-K, Item 601, and is filed as an exhibit under item 6(b) of Form 10-Q.